Exhibit (h)(1)(c)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of November 2, 2015 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010; and

WHEREAS, the Board of Trustees of the Fund approved on June 9, 2015 the liquidation of the Forward Income & Growth Allocation Fund, the Forward Small Cap Equity Fund and the Forward U.S. Government Money Fund; and

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President

APPENDIX A

DATED AS OF NOVEMBER 2, 2015

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Balanced Allocation Fund	Forward Income Builder Fund
Forward Growth Allocation Fund	Forward Multi-Strategy Fund
Forward Growth & Income Allocation Fund

Non-Allocation Funds

Forward Commodity Long/Short Strategy Fund	Forward International Small Companies Fund
Forward Credit Analysis Long/Short Fund	Forward Investment Grade Fixed-Income Fund
Forward EM Corporate Debt Fund	Forward Real Estate Fund
Forward Dynamic Income Fund	Forward Real Estate Long/Short Fund
Forward Emerging Markets Fund	Forward Select EM Dividend Fund
Forward Frontier Strategy Fund	Forward Select Income Fund
Forward Global Dividend Fund	Forward Select Opportunity Fund
Forward Global Infrastructure Fund	Forward Tactical Enhanced Fund
Forward High Yield Bond Fund	Forward Tactical Growth Fund
Forward International Dividend Fund	Forward Total MarketPlus Fund
Forward International Real Estate Fund